UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

LRAD Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16990 Goldentop Road, Ste. A

San Diego, California 92127

(Address of Principal Executive Offices)

858-676-1112

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 21, 2013, the Board of Directors (the “Board”) of LRAD Corporation (the “Company”) approved a form of indemnification agreement for directors and officers (the “Indemnification Agreement”). On June 21, 2013, the Company entered into the Indemnification Agreements with each of its directors and executive officers. The directors of the Company are currently Thomas R. Brown, Helen C. Adams, Laura Clague, Raymond C. Smith and Bill VanDeWeghe, and the executive officers of the Company are current Thomas R. Brown and Katherine H. McDermott. The Company anticipates that it will enter into a substantially similar Indemnification Agreement with new directors or executive officers.

The Indemnification Agreement generally provides, among other things, for mandatory indemnification of the director or executive officer (the “Indemnitee”) to the fullest extent permitted by applicable law against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any proceeding in which the Indemnitee is involved because the Indemnitee is or was a director or officer of the Company, by reason of any action taken by him or her (or a failure to take action by him or her) or of any action (or failure to act) on his or her part while acting pursuant to his or her status as a director, officer, employee or agent of the Company or any other corporation, limited liability company, partnership or joint venture, trust or other enterprise for which he or she is or was serving at the request of the Company, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the forms of Indemnification Agreement attached to this Form 8-K as Exhibit 10.1, which is incorporated by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 8.01	Other Events.

On June 25, 2013, the Company received a notice from The Nasdaq Stock Market (“Nasdaq”) confirming that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market.

The Company had previously announced that it had received notice from Nasdaq on May 28, 2013 that it was not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. The Company was provided with 180 days, or until November 25, 2013, to come into compliance with the rule. On June 25, 2013, Nasdaq confirmed to the Company that, as a result of the Company’s common stock closing with a bid price of at least $1.00 for at least ten consecutive days, the Company has regained compliance with the rule and that the matter is now closed.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 27, 2013	LRAD Corporation

	By:	/s/ Katherine H. McDermott
Katherine H. McDermott
Chief Financial Officer